Exhibit 10.34

Title:	Human Resources Policies

Department:	Human Resources
No:	HR-Policies Revised December 2015	Page 73 0f 88

8.12Severance Policy (amendment as of 12/14/2015)

In the event an employee is terminated for other than Cause, or resigns for Good Reason, within one month prior to or one year after (i) a change in control of the Company or (ii) a material change in the location of the corporate office to which the employee is assigned, the following provisions will apply, provided the employee is not party to an Employment Agreement with the Company.   Notice, payments and severance for an employee with an Employment Agreement will be governed by the terms of such Employment Agreement.

8.12.1	Notice Period – a notice period of at least 60 days will be provided prior to the actual termination date. The notice period may be composed of actual notice and/or pay in lieu of notice.

8.12.2	Payments Upon Termination of Employment

•	Salary earned through the date of termination to the extent not already paid;
•

The amount of any bonus earned for service to the Company as of the date of termination that is then unpaid, subject to the terms and conditions of the bonus plan, including approval of a bonus for the Company’s employees by the Company’s Board of Directors;

•	Any accrued, unused vacation balance;
•	Reimbursement for any outstanding eligible business expenses incurred prior to the date of termination.
•	Salary and vacation payments shall be paid consistent with applicable state law, but in no case later than the first regularly scheduled payroll date following the date of termination.
•

Reimbursement for business expenses shall be paid within one week of receipt of proper documentation.  The payment of any bonus will be made on the date on which bonuses are paid to employees generally for the fiscal year.

10877 Wilshire Boulevard, 10th Floor  •  Los Angeles, CA 90024  •  T: 310.571.9800  •  F: 310.571.9799

www.rentechinc.com

Title:	Human Resources Policies

Department:	Human Resources
No:	HR-Policies Revised December 2015	Page 74 0f 88

•	The Company shall have authority to withhold or cause to have withheld applicable income and payroll taxes from any payments made under this policy to the extent required by law.

8.12.3

Severance Benefits – an affected employee will be eligible for the following benefits provided he/she executes a general release of claims within 45 days of notice of termination substantially in the form provided by the Company, and does not revoke such release.

a.	Severance Pay:
•	Vice President & Above – 26 weeks of base salary
•	Director – 17 weeks of base salary
•	Manager – 12 weeks of base salary
•	Below Manager – 8 weeks of base salary

b.	Company-provided COBRA
•	Vice President & Above – 6 months
•	Director – 4 months
•	Manager – 3 months
•	Below Manager – 2 months

8.12.4	Definitions

a.

“Cause” shall mean (i) any material failure to perform the employee’s duties and responsibilities (other than due the employee’s Disability): (ii) any act of fraud, embezzlement, theft or misappropriation by the employee relating to the Company, RNP or any subsidiary or their business or assets; (iii) the employee’s commission of a felony or crime involving moral turpitude; (iv) any gross negligence or intentional misconduct on the part of the employee in the conduct of the employee’s duties and responsibilities with the Company or any subsidiary or which adversely affects the image, reputation or business of the Company, any subsidiary or their affiliates; or (v) any material breach by the employee by the employee of any between the Company or a subsidiary, on the one hand, and the employee on the other.

10877 Wilshire Boulevard, Suite 600  •  Los Angeles, CA 90024  •  T: 310.571.9800  •  F: 310.571.9799

www.rentechinc.com

Title:	Human Resources Policies

Department:	Human Resources
No:	HR-Policies Revised December 2015	Page 75 0f 88

b.

“Good Reason” shall mean employee’s resignation from employment with the Company as a result of (i) a material reduction in employee’s annual total cash compensation; (ii) a material reduction in employee’s job duties and responsibilities or the assignment to the employee of any duties inconsistent in any material respect with employee’s position with the Company; or (iii) a material change in the geographic location at which the employee must perform services to the Company.

c.

“Base Salary” shall mean employee’s final base weekly cash compensation before any salary reduction contributions to any plan or arrangement under Code Section 125, 132(f) or 401(k), including commissions (where applicable), but excluding overtime, bonuses, awards, imputed income or extraordinary payments paid to the employee from the Company at the time of employee’s termination.

10877 Wilshire Boulevard, Suite 600  •  Los Angeles, CA 90024  •  T: 310.571.9800  •  F: 310.571.9799

www.rentechinc.com